Exhibit 10.7

December 8, 2010

Securities Transfer Corporation
2591 Dallas Parkway, Suite 102
Frisco, TX 75034

Cancellation of Restricted Shares of ASPA Gold Corp. f/k/a Renaissance BioEnergy Inc. Common Stock ("ASPA")

Ladies and Gentlemen:

You are hereby instructed to cancel 53,750,00 (Fifty three million seven hundred fifty thousand) shares of ASPA restricted Common Stock. Enclosed is Certificate No. ES251 representing 5,000,000 shares and Certificate No. ES331 representing 55,000,000 shares, together a total of 60,000,000 (Sixty million) shares of ASPA restricted shares of Common Stock. Please issue a new certificate for the remaining 6,250,000 (Six million two hundred fifty thousand) restricted shares of Common Stock in favor of the undersigned.

Please send the certificate to the company at:
ASPA Gold Corp.
36101 Bob Hope Dr., Suite E5-238
Rancho Mirage, California   92270


Sincerely yours,

POINT NORTH INVESMENTS LLC


By: /s/ David Arthun
    ---------------------------
Name: David Arthun